Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

NeOnc Technologies Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount to be Registered(1)		Proposed Maximum Offering Price per Share		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.0001 per share	Rule 457(h)	2,627,840	(2)	$18.00	(3)	$47,301,102	$0.00015310	$7,241.80
Equity	Common Stock, par value $0.0001 per share	Rule 457(h)	2,136,667	(4)	$18.00	(3)	$28,460,006	$0.00015310	$5,888.23
Total Offering Amounts							$75,761,108		$13,130.03
Total Fees Previously Paid									-
Total Fee Offsets									13,130.03
Net Fee Due									$0

(1)	This Registration Statement covers, in addition to the number of shares of the Registrant’s common stock (“Common Stock”) stated above, such indeterminate number of any additional shares of Common Stock that may become issuable under the NeOnc Technologies Holdings, Inc. 2023 Equity Incentive Plan, as amended, by reason of any stock split, stock dividend or similar transaction pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Represents shares of common stock available and reserved for issuance under the NeOnc Technologies Holdings, Inc. 2023 Equity Incentive Plan, as amended.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act based the determined price of $18.00 the Registrant’s Common Stock.
(4)	Represents shares of Common Stock underlying outstanding restricted stock units under the NeOnc Technologies Holdings, Inc. 2023 Equity Incentive Plan, as amended, as of the date of this Registration Statement.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims(1)	NeOnc Technologies Holdings, Inc.	S-1	333- 276124	December 18, 2023		$13,130.03	Equity	Common Stock, $0.0001 par value per share	-	$94,875,000	-
Fee Offset Sources(1)	NeOnc Technologies Holdings, Inc.	S-1	333- 276124		March 1, 2024	-	-	-		-	$14,003.60	(2)

(1)	The Registrant paid a registration fee of $14,003.60 in connection with the registration of $94,875,000 of shares of common stock, par value $0.0001 per share, pursuant to the Registration Statement on Form S-1 (File No. 333-260337) (the “Prior Registration Statement”). The Prior Registration Statement was not declared effective by the Securities and Exchange Commission, and no securities were issued or sold thereunder. The Prior Registration Statement was withdrawn by filing a Form RW on June 12, 2024. In accordance with Rule 457(p) under the Securities Act, the total amount of the registration fee due upon the initial filing of this Registration Statement is offset by $14,003.60, representing the fee paid in connection with the Prior Registration Statement.
(2)	The Registrant expects to offset the registration fee due hereunder by an amount of fees that was previously paid with respect to the Prior Registration Statement pursuant to Rule 457(p) under the Securities Act. Pursuant to Rule 457(p) under the Securities Act, the Registrant previously offset $0.01 of the total registration fees due under its Registration Statement on Form S-1 (File Number 333-284115), filed on January 3, 2025, as amended, against the fees previously paid in connection with the Prior Registration Statement, leaving a remaining balance of $14,003.59 available for future fee offsets by the Registrant. Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby offsets the total registration fee due under this Registration Statement of $13,130.03 from the fees previously paid in connection with the Prior Registration Statement, with $873.56 remaining to be applied to future filings. Accordingly, no additional registration fee is being paid in connection with the filing of this Registration Statement.